UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

CITIZENS COMMUNICATIONS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Three High Ridge Park, Stamford, CT 06905
(203) 614-5600

April 17, 2006

Dear Fellow Stockholder:

On behalf of the board of directors of Citizens Communications Company, I am pleased to invite you to attend our 2006 Annual Meeting of Stockholders. The meeting will be held at our offices located at Three High Ridge Park, Stamford, Connecticut 06905, on Thursday, May 25, 2006 at 10:00 a.m., Eastern Time.

At this meeting, you will be asked:

1.	To elect 13 directors;

2.	To adopt a Non-Employee Directors’ Equity Incentive Plan;

3.	To consider and vote upon a stockholder proposal, if presented at the meeting;

4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2006; and

5.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

It is important that your shares be represented, whether or not you attend the meeting. In order to ensure that you will be represented, we ask that you sign, date, and return the enclosed proxy card. You may also vote your shares via the Internet or by telephone. Information regarding voting by mail, the Internet, or telephone is included on the proxy card instructions. If present, you may revoke your proxy and vote in person.

Attendance at the meeting will be limited to stockholders as of the record date, or their authorized representative, and our guests. If you are planning to attend the meeting please mark the appropriate box on the proxy card.

We look forward to seeing you at the meeting.

Cordially,

Mary Agnes Wilderotter
Chairman of the Board of Directors
and Chief Executive Officer

Three High Ridge Park, Stamford, CT 06905
(203) 614-5600

April 17, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2006

To the Stockholders of
CITIZENS COMMUNICATIONS COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Citizens Communications Company will be held at the company’s offices, Three High Ridge Park, Stamford, Connecticut 06905, on Thursday, May 25, 2006, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect 13 directors;

2.	To adopt a Non-Employee Directors’ Equity Incentive Plan;

3.	To consider and vote upon a stockholder proposal, if presented at the meeting;

4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2006; and

5.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The board of directors fixed the close of business on March 28, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. At the close of business on March 28, 2006, there were 328,470,089 shares of our common stock entitled to vote at the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders on the meeting date and for a period of ten days prior to the meeting at our offices at Three High Ridge Park, Stamford, Connecticut 06905, during ordinary business hours.

By Order of the Board of Directors

Hilary E. Glassman
Senior Vice President, General Counsel and Secretary

TABLE OF CONTENTS

THE MEETING	1
OWNERSHIP OF COMMON STOCK	5
ELECTION OF DIRECTORS	7
DIRECTOR COMPENSATION	9
CORPORATE GOVERNANCE	10
EXECUTIVE COMPENSATION	14
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	19
STOCKHOLDER RETURN PERFORMANCE GRAPH	22
PROPOSED NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN	23
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	26
STOCKHOLDER PROPOSAL	26
AUDIT COMMITTEE REPORT	28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	29
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
ANNUAL REPORT AND COMPANY INFORMATION	30
PROPOSALS BY STOCKHOLDERS	30
Appendix A — Citizens Communications Company Audit Committee Charter	A-1
Appendix B — Citizens Communications Company Non-Employee Directors’ Equity Incentive Plan	B-1

CITIZENS COMMUNICATIONS COMPANY
Three High Ridge Park
Stamford, Connecticut 06905

PROXY STATEMENT

2006 Annual Meeting of Stockholders

THE MEETING

Introduction

This proxy statement is being furnished to the stockholders of Citizens Communications Company, a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our 2006 annual meeting of stockholders and at any adjournments thereof.

This proxy statement and the accompanying form of proxy are first being sent to holders of our common stock on or about April 17, 2006.

Date, Time and Place

The meeting will be held on May 25, 2006, at 10:00 a.m., local time, at our offices located at Three High Ridge Park, Stamford, Connecticut 06905.

Matters to be Considered

At the meeting, stockholders will be asked to elect 13 directors, to adopt the Non-Employee Directors’ Equity Incentive Plan, to consider and vote upon a stockholder proposal and to ratify the selection of our independent registered public accounting firm. See “ELECTION OF DIRECTORS,” “PROPOSED NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN,” “STOCKHOLDER PROPOSAL” and “RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” The board of directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote; Quorum

Stockholders as of the record date, i.e., the close of business on March 28, 2006, are entitled to notice of and to vote at the meeting. As of the record date, there were 328,470,089 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. Holders of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy in order for action to be taken at the meeting.

Required Votes

Election of Directors.  Under our by-laws, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward the nominee’s achievement of a majority. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for the nominee will have the same effect as a vote against the nominee.

Under Delaware law, an incumbent who fails to receive the required vote “holds over,” or continues to serve as a director as until his or her successor is elected and qualified. To address this “hold-over” issue, we have adopted a policy under which, in non-contested elections, if a director fails to win a majority of affirmative votes for his or her election, the director must immediately tender his or her resignation from the board, and the board will decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled meeting.

Approval of Non-Employee Directors’ Equity Incentive Plan.  Approval of the non-employee directors’ equity plan requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the non-employee directors’ equity plan. Under the rules of the New York Stock Exchange, brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the plan.

Stockholder Proposal.  Approval of the stockholder proposal requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the stockholder proposal. Under the rules of the New York Stock Exchange, brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the stockholder proposal.

Selection of Auditors.  The ratification of the selection of KPMG LLP as our independent registered public accounting firm is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting, the Audit Committee of the board of directors will reconsider the selection of the independent registered public accounting firm, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the year if they believe that this change would be in our and our stockholders’ best interests. Abstentions will have the same effect as a vote against ratification of the auditors.

Voting Recommendations

The board of directors recommends that you vote FOR each nominee for director named, FOR adoption of the Non-Employee Directors’ Equity Incentive Plan, AGAINST the stockholder proposal and FOR ratification of the selection of our independent registered public accounting firm for 2006.

Voting and Revocation of Proxies

Stockholders are requested to vote by proxy in one of three ways:

•	Use the toll-free telephone number shown on your proxy card;

•	Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

•	Date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

Common stock represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named, FOR adoption of the non-employee directors’ equity incentive plan, AGAINST the stockholder proposal and FOR ratification of the selection of our independent registered public accounting firm.

Voting instructions, including instructions for both telephonic and Internet voting, are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If a stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the meeting and votes in person, his or her shares will not be voted.

Any proxy signed and returned by a stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to our Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the meeting. Attendance at the meeting will not alone constitute revocation of a proxy.

“Householding” of Annual Report and Proxy Materials

We have adopted a procedure approved by the Securities and Exchange Commission, or the “SEC,” called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Annual Report and/or the proxy statement, or if you hold in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Illinois Stock Transfer Company (in writing: 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606-6905; by telephone: in the U.S., Puerto Rico and Canada, 1-800-757-5755; outside the U.S., Puerto Rico and Canada, 1-312-427-2953).

If we are householding materials to your address and you wish to receive a separate copy of the Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Illinois Stock Transfer as indicated above.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged The Proxy Advisory Group, LLC, a proxy solicitation agent, in connection with the solicitation of proxies for the meeting. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $10,000. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common stock held of record by them, and these custodians will be reimbursed for their reasonable expenses.

Independent Registered Public Accounting Firm

We have been advised that representatives of KPMG LLP, our independent registered public accounting firm for 2005, will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions of stockholders.

Transfer Agent

Our transfer agent is Illinois Stock Transfer Company. You should contact the transfer agent, at the phone number or address listed below, if you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Illinois Stock Transfer Company
209 West Jackson Boulevard, Suite 903
Chicago, IL 60606-6905
Telephone: (800) 757-5755 or (312) 427-2953
Fax: (312) 427-2879

OWNERSHIP OF COMMON STOCK

Set forth below is certain information as of April 5, 2006 with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” and (4) all of our directors and executive officers as a group. Except as otherwise stated, the business address of each person listed is c/o Citizens Communications Company, 3 High Ridge Park, Stamford, Connecticut 06905. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Bank of America Corporation (a)	17,082,163		5.2%
Morgan Stanley (b)	20,519,663		6.2%
Wellington Management Company, LLP (c)	24,563,385		7.5%
Kathleen Q. Abernathy	—
Leroy T. Barnes, Jr.	12,000	(d)	*
John H. Casey, III	552,996	(e)	*
Jerry Elliott (f)	321,921	(g)	*
Jeri Finard	—
Lawton Wehle Fitt	10,000	(d)	*
Stanley Harfenist	71,953	(h)	*
Peter B. Hayes	122,000	(i)	*
William M. Kraus	11,000		*
Daniel J. McCarthy	157,328	(j)	*
Howard L. Schrott	10,000	(d)	*
Larraine D. Segil	10,000	(d)	*
Bradley E. Singer	10,000	(d)	*
Edwin Tornberg	71,125	(k)	*
David H. Ward	21,079	(l)	*
Myron A. Wick, III	18,000	(d)	*
Mary Agnes Wilderotter	297,565	(m)	*
All directors and executive officers as a group (20 persons)	2,014,467	(n)	*

*	Less than 1%.

(a)	The business address of this beneficial owner is c/o Bank of America, 1 Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255. Based on a statement on Schedule 13G filed on February 8, 2006 by Bank of America Corporation, NB Holdings Corporation, Bank of America, NA, NationsBanc Montgomery Holdings Corporation, Banc of America Securities LLC, Columbia Management Group, LLC and Columbia Management Advisors, LLC. Such Schedule 13G discloses that Bank of America Corporation holds shared dispositive power over 17,082,163 shares and shared voting power over 16,981,605 shares, in each case held directly by other members of the group.

(b)	The business address of this beneficial owner is c/o Morgan Stanley, 1585 Broadway, New York, New York 10036. Based on a statement on Schedule 13G filed on February 16, 2006, by Morgan Stanley and Morgan Stanley & Co. International Limited and on information provided by Morgan Stanley, Morgan Stanley beneficially owns an aggregate of 20,519,663 shares and holds shared dispositive and voting power over 18,698,592 shares; Morgan Stanley & Co. International Limited holds sole voting and dispositive power over 17,099,914 shares. Morgan Stanley disclaims beneficial ownership of a portion of the shares reported, which are owned indirectly through a client vehicle. Morgan Stanley is not the custodian or administrator of the vehicle, and it is not clear that Morgan Stanley has voting or investment power over these shares. Morgan Stanley filed the Schedule 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units.

(c)	The business address of this beneficial owner is 75 State Street, Boston, Massachusetts 02109. Based on a statement on Schedule 13G/A filed on February 14, 2006 by Wellington Management Company, LLP. Such Schedule 13G/A discloses that Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own 24,563,385 shares and have shared voting power over 18,043,742 shares which are held of record by its clients.

(d)	Includes 10,000 shares that may be acquired upon the exercise of stock options as of April 5, 2006 or within 60 days thereafter. We refer to these stock options as “currently exercisable.”

(e)	Includes 174,499 restricted shares over which Mr. Casey has sole voting power but no dispositive power and 8,722 shares that may be acquired upon the exercise of currently exercisable stock options.

(f)	Mr. Elliott resigned as a director, effective April 10, 2006, as Acting Chief Financial Officer, effective April 17, 2006, and as President, effective no later than May 10, 2006.

(g)	Includes 235,498 restricted shares over which Mr. Elliott has sole voting power but no dispositive power.

(h)	Consists of shares held by a family trust.

(i)	Includes 65,334 restricted shares over which Mr. Hayes has sole voting power but no dispositive power and 16,666 shares held by a family trust.

(j)	Includes 69,541 restricted shares over which Mr. McCarthy has sole voting power but no dispositive power and 14,538 shares that may be acquired upon the exercise of currently exercisable stock options.

(k)	Includes 62,076 shares that may be acquired upon the exercise of currently exercisable stock options.

(l)	Consists of shares that may be acquired upon the exercise of currently exercisable stock options.

(m)	Includes 280,000 restricted shares over which Mrs. Wilderotter has sole voting power but no dispositive power and 17,565 shares held by a family trust.

(n)	Includes 932,338 restricted shares over which executive officers have sole voting power but no dispositive power, 143,155 shares that may be acquired pursuant to the exercise of currently exercisable stock options by directors and 134,908 shares that may be acquired pursuant to the exercise of currently exercisable stock options by executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such directors, officers and greater than 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that, with the exception of Myron A. Wick, III, during the year ended December 31, 2005, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis. Myron A. Wick, III purchased 8,000 shares of our common stock on March 31, 2005, but he did not file a Form 4 reporting the purchase until June 15, 2005.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

At the meeting, 13 directors are to be elected to serve until the next annual meeting or until their successors have been elected and qualified. All of the following nominees are currently serving as directors. Directors will be elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting. Since last year’s annual meeting, the board of directors elected the following persons as directors to fill vacancies on the board: Leroy T. Barnes, Jr., effective May 26, 2005; Bradley E. Singer, effective June 15, 2005; Howard L. Schrott, effective July 26, 2005; Jeri Finard, effective December 15, 2005; and Kathleen Abernathy, effective April 10, 2006.

The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the 13 nominees named by the board of directors and listed on the following table. In case any of these nominees should become unavailable for any reason, the persons named in the enclosed form of proxy have advised that they will vote for such substitute nominees as the board of directors may propose.

Name and present position, if any, with the company	Age, period served as director, other business experience during the last five years and family relationships, if any
Kathleen Q. Abernathy
Ms. Abernathy, 49, has served as a Director since April 2006. Since March 2006, Ms. Abernathy has been a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP. From June 2001 to December 2005, she served as a Commissioner at the Federal Communications Commission. Prior to that time, she was Vice President, Public Policy at Broadband Office Communications, Inc. from 2000 to 2001, and a partner at the law firm of Wilkinson Barker Knauer, LLP from 1999 to 2000.

Leroy T. Barnes, Jr.
Mr. Barnes, 54, has served as a Director since May 2005. Prior to his retirement, he was Vice President and Treasurer of PG&E Corp. from 2001 to 2005 and Vice President and Treasurer of Gap Inc. from 1997 to 2001. Mr. Barnes is a Director of Longs Drugs Stores, Inc., Herbalife International and The McClatchy Company.

Jeri Finard
Ms. Finard, 46, has served as a Director since December 2005. Since April 2006, Ms. Finard has been Executive Vice President, Global Category Development of Kraft Foods, Inc. Prior to that time, Ms. Finard was Group Vice President and President of N.A. Beverages Sector of Kraft Foods, Inc. from October 2004 to April 2006, Executive Vice President of Kraft Foods North America from 2000 to 2004 and General Manager of Kraft’s Coffee Division in 2004 and of Kraft Food’s Desserts Division from 2000 to 2003.

Lawton Wehle Fitt
Ms. Fitt, 52, has served as a Director since January 2005. Ms. Fitt has been a Founding Partner of Circle Financial Group, LLC, an investment firm, since February 2006. Prior to that time, she was Secretary (Chief Executive Officer) of the Royal Academy of Arts from October 2002 to March 2005 and a Managing Director of Goldman Sachs from 1996 to 2002. Ms. Fitt is a Director of Ciena Corporation and Reuters PLC.

Stanley Harfenist
Mr. Harfenist, 74, has served as a Director since 1992. Prior to his retirement, Mr. Harfenist was President and Chief Executive Officer of Adesso, Inc., a manufacturer of hardware for MacIntosh Computer, from 1993 through 1999.

William M. Kraus	Mr. Kraus, 80, has served as a Director since 2002. Prior to his retirement, Mr. Kraus was a Director of Century Communications Corp. and Centennial Cellular Corp. from 1985 to 1999.

Name and present position, if any, with the company	Age, period served as director, other business experience during the last five years and family relationships, if any
Howard L. Schrott
Mr. Schrott, 51, has served as a Director since July 2005. Mr. Schrott has been a Principal in Schrott Consulting since February 2006. Prior to that time, he was Chief Financial Officer of Liberty Corporation from 2001 to February 2006.

Larraine D. Segil
Ms. Segil, 57, has served as a Director since March 2005. Ms. Segil has been a Partner of Vantage Partners since 2003, Chief Executive Officer of Larraine Segil Productions, Inc. since 1987 and Co-Founder of The Lared Group since 1987. She has also been a senior research fellow at the IC2 Institute at the University of Texas, Austin since 1991, a member of the Entrepreneurs Board of Advisors for the UCLA Anderson School of Management since 1991 and a member of the board of LARTA, the Los Angeles Technology Alliance since 2003.

Bradley E. Singer
Mr. Singer, 39, has served as a Director since June 2005. Mr. Singer has been Chief Financial Officer and Treasurer of American Tower Corporation since 2001 and has held various executive positions since 2000. He is also a Director and Chairman of the Audit Committee of Martha Stewart Omnimedia and a Director of Fiber Tower.

Edwin Tornberg
Mr. Tornberg, 80, has served as a Director since 1992. Mr. Tornberg has been President and Director of Edwin Tornberg & Company, brokers, management consultants and appraisers serving the communications industry, since 1957 and President and Director of Radio 780, Inc. (Washington, DC) from 1977 to 2001. He has also been Chairman and a Director of New World Radio Inc. (Washington, DC) since 1992, Chairman, Treasurer and a Director of Global Radio, LLC (Philadelphia, PA) since 1997, Chairman and a Director of Nations Radio LLC (Annapolis, MD) since 1999, a Director of Extra Strokes LLC since 2003 and Chairman and a Director of Potomac Radio LLC since 2005.

David H. Ward
Mr. Ward, 68, has served as a Director since 2003. Mr. Ward has been Chief Financial Officer of Voltarc Technologies, Inc., a specialty lamp manufacturer since 2001 and a Principal of Lighting Technologies Holdings, Inc. (successor to Innovative Technologies Group LLC), a holding company owning several lighting manufacturing companies, since 1999.

Myron A. Wick, III
Mr. Wick, 62, has served as a Director since March 2005. Mr. Wick has been Managing Director of McGettigan & Wick, Co. since 1988 and a Principal of Proactive Partners, L.P. since 1989. He is also a Director of CTC Media, Modtech, Inc, MicroIslet, The Tanager Foundation and Horizon Fuel Cell Technology and Chairman of Hoffman Institute.

Name and present position, if any, with the company	Age, period served as director, other business experience during the last five years and family relationships, if any
Mary Agnes Wilderotter Chairman of the Board and Chief Executive Officer
Mrs. Wilderotter, 51, has served as a director since 2004 and as our Chairman of the Board since December 2005 and Chief Executive Officer since November 2004. She also served as our President from November 2004 to December 2005. Mrs. Wilderotter will re-assume the title of President in May 2006. Prior to joining our company, she was Senior Vice President — World Wide Public Sector of Microsoft Corp. from February 2004 to November 2004 and Senior Vice President — Worldwide Business Strategy of Microsoft Corp. from 2002 to 2004. From 1997 to 2002, she was President and Chief Executive Officer of Wink Communications, an interactive telecommunications and media company. Mrs. Wilderotter is a Director of The McClatchy Company and Xerox Corporation.

The board of directors recommends that you vote FOR the election of all nominees for director.

DIRECTOR COMPENSATION

Directors who are also our employees receive no remuneration for service as a member of our board of directors or any committee of the board. In 2005, each director who was not our employee was entitled to receive a retainer, which they had the option of receiving in the form of 5,000 stock units, as described below, or a cash payment of $30,000. The retainer was payable on the first business day of the year. Each director was required to irrevocably elect by December 31 of the prior year whether to receive his or her retainer in cash or in stock units. Each non-employee director received a fee of $2,000, plus reasonable expenses, for each meeting of the board of directors or committee of the board attended in person or by telephone. The Lead Director received an additional annual stipend of $15,000, the chair of the Audit Committee received an additional annual stipend of $25,000, the chair of the Compensation Committee received an additional annual stipend of $15,000, the chair of the Nominating and Corporate Governance Committee received an additional annual stipend of $7,500 and the chair of the Retirement Plan Committee received an additional annual stipend of $5,000. The annual stipends paid to the Lead Director and each of the committee chairs were payable in equal quarterly installments on the first business day of the succeeding quarter. Effective January 1, 2006, the annual retainer for each director who was not our employee was increased to 5,760 stock units or $40,000 in cash, payable in quarterly installments, and fees for attending telephonic meetings were reduced to $1,000 per meeting. Fees for the Lead Director and committee chairs remained the same.

Upon commencement of services as a director, each non-employee director is granted options to purchase 10,000 shares of common stock under our Amended and Restated 2000 Equity Incentive Plan. Directors also receive an annual stock unit award under the Non-Employee Directors’ Deferred Fee Equity Plan (described below), which is currently fixed at 3,500 stock units. In addition, each member of the board of directors and his or her spouse is eligible to participate in our health care plan on the same terms as our management employees.

Under the Non-Employee Directors’ Deferred Fee Equity Plan, in addition to electing the form of his or her annual retainer, a director may elect to have either 50% or 100% of his or her meeting fees, and in the case of the Lead Director and committee chairs their annual stipends, paid in cash or stock units. If a director elects payment of his or her fees in stock units, units are credited in an amount that is equal to the cash payment the director otherwise would have received, based upon a formula where the cash payment amount is the numerator and the “Initial Market Value” of our common stock is the denominator. The Initial Market Value is equal to 85% of the average of the high and low prices of the common stock on the first trading day of the year in which the units are earned. Prior to 2006, the number of stock units awarded during a given year was increased if the “Final Market Value,” which is the average of the high and low prices of our common stock on the last trading day in November, was less than the Initial Market Value. For 2005, the number of stock awards was not increased pursuant to this provision and, effective January 1, 2006, this provision was eliminated from the plan. Stock units are earned quarterly and are credited to the director’s account on the first business day of the succeeding quarter. We hold all stock units until a director’s death or retirement, at which time the units are redeemable, at the director’s election, in either cash or in shares of our common stock. Under limited circumstances, the board of directors may also authorize hardship redemption of some or all of a director’s stock units prior to the director’s death or retirement.

2005 Board of Directors Compensation

Director	Total Cash Fees (1)	Stock Units (2)	Stock Options
Leroy T. Barnes, Jr.	$39,500	3,500.00	10,000
Jeri Finard	$0	3,673.31	10,000
Lawton Wehle Fitt	$30,000	6,706.68	10,000
Stanley Harfenist	$0	12,237.05	0
William M. Kraus	$74,375	3,500.00	0
Howard L. Schrott	$12,500	4,712.86	10,000
Larraine D. Segil	$47,000	3,500.00	10,000
Bradley E. Singer	$27,500	3,500.00	10,000
Edwin Tornberg	$62,000	3,500.00	0
David H. Ward	$102,500	3,500.00	0
Myron A. Wick, III	$25,000	5,926.72	10,000

(1)	Table does not include reimbursement for reasonable travel expenses incurred in attending board and committee meetings.

(2)	Each non-employee director is entitled to receive dividends on stock units when we pay dividends on shares of our common stock. Amounts shown in this table do not include dividends. No above market or preferential dividends were paid with respect to any stock units.

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the board of directors believes are “best practices,” as well as those that we are required to comply with pursuant to the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the New York Stock Exchange. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from our website at www.czn.net.

Director Independence

The board of directors is required to affirmatively determine that a majority of our directors is independent under the listing standards of the New York Stock Exchange. The board of directors undertakes an annual review of director independence. As a result of this review, the board of directors affirmatively determined that Messrs. Barnes, Harfenist, Kraus, Schrott, Tornberg, Ward and Wick and Ms. Abernathy, Ms. Finard, Ms. Fitt and Ms. Segil are independent under the rules of the New York Stock Exchange. In determining director independence, the board of directors reviewed not only relationships between the director and our company, but also relationships between our company and the organizations with which the director is affiliated. After considering the relevant facts and circumstances, the board of directors determined that none of these individuals has a material relationship with our company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our company), other than as a director of our company, and that each of these directors is free from any relationship with our company that would impair the director’s ability to exercise independent judgment. The board determined that the following relationship is not a material relationship and therefore does not affect the independence determination: Ms. Finard is a Group Vice President and President of N.A. Beverages Sector of Kraft Foods, Inc. During 2005, we provided telephone and broadband services to affiliates of Kraft Foods for which we received less than 1% of our revenues.

Meetings of the Board of Directors

The board of directors held eight meetings in 2005. Each incumbent director attended at least 75% of the aggregate of these meetings (during the period that he or she served as a director) and the total number of meetings held by all committees of the board on which he or she served. It is our policy that the directors attend the annual meeting of stockholders. Each of the directors who was a member of the board of directors at the time of last year’s annual meeting of stockholders attended that meeting.

Committees of the Board

The board of directors has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Retirement Plan.

Audit Committee.  The Audit Committee is composed of three independent directors and operates under a written charter adopted by the board of directors. A copy of the charter is attached as Appendix A to this proxy statement. In addition, a copy of the Audit Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from our website. The Audit Committee currently consists of Mr. Ward, as Chair, and Messrs. Barnes and Schrott. Each member of the Audit Committee is financially literate, as required by the listing standards of the New York Stock Exchange. In addition, the board of directors has determined that Mr. Ward meets the standard of an “audit committee financial expert” under the rules of the SEC. Mr. Barnes is a member of four public company audit committees, including our Audit Committee. We do not limit the number of audit committees on which our Audit Committee members may serve. As the rules of the New York Stock Exchange require, our board of directors considered Mr. Barnes’ ability to serve on the Audit Committee and determined that his service on the other audit committees would not impair his ability to effectively serve on our Audit Committee. The Audit Committee met six times in 2005.

The Audit Committee selects our independent registered public accounting firm. Management is responsible for our internal controls and financial reporting process. The Audit Committee assists the board of directors in undertaking and fulfilling its responsibilities in monitoring (i) our financial reporting process, (ii) the integrity of our consolidated financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications of our internal auditors and the independence and qualifications of our independent registered public accounting firm, and (v) the performance of our internal audit function and independent registered public accounting firm.

In accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the New York Stock Exchange, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

In accordance with the rules of the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee.  The Compensation Committee is composed of four independent directors and operates under a written charter adopted by the board of directors. A copy of the Compensation Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from our website. The Compensation Committee reviews our general compensation strategies; acts as the Committee for our incentive compensation plans; and establishes and reviews compensation for the Chief Executive Officer and other executive officers. The Compensation Committee, which met six times in 2005, currently consists of Mr. Harfenist, as Chair, and Ms. Finard, Ms. Fitt and Mr. Wick.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is composed of five independent directors and operates under a written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from our website. One of the committee’s functions is to recommend candidates for election to the board of directors. The Nominating and Corporate Governance Committee intends to use a variety of means of identifying nominees for director, including recommendations from current board members and from stockholders. In determining whether to nominate a candidate, the Nominating and Corporate Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of our existing needs and then assess the need for new or additional members to provide those capabilities. In addition, the Nominating and Corporate Governance Committee takes a leadership role in shaping our corporate governance, including making recommendations on matters relating to the composition of the board of directors and its various committees and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, which met five times in 2005, currently consists of Mr. Kraus, as Chair, and Messrs. Schrott, Tornberg and Wick and Ms. Segil.

Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership to the board of directors and should be directed to our Secretary at the address of the Company’s principal executive offices. To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to our Secretary in accordance with the Company’s bylaws, which, in general, require that the notice be received by our Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately prior annual stockholders meeting, unless the annual meeting is moved by more than 25 days before or after the anniversary of the prior year’s annual meeting, in which case the deadline will be not less than 120 days before the first anniversary of our proxy statement in connection with the immediately prior annual meeting. The notice should include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in our company. See “Proposals by Stockholders” for the deadline for nominating persons for election as directors for the 2007 annual meeting.

Each candidate for nomination as a director, including each person recommended by stockholders, is evaluated in accordance with our Corporate Governance Guidelines. In addition, the board of directors has adopted guidelines to be used by the Nominating and Corporate Governance Committee in selecting candidates for membership to the board of directors. These guidelines set forth general criteria for selection that the background and qualifications of the directors, as a group, should be diverse, and a nominee should possess a depth of experience, knowledge and abilities that will enable him or her to assist the other directors in fulfilling the board’s responsibilities to our company and our stockholders.

The guidelines also include the following special criteria for the selection of director nominees:

•	A nominee must have a reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.

•	A nominee should have broad experience at a senior, policy-making level in business, government, education, technology or public interest.

•	A nominee should have the ability to provide insights and practical wisdom based on the nominee’s experience and expertise.

•	A nominee should have an understanding of a basic financial statement.

•	A nominee should comprehend the role of a public company director, particularly the fiduciary obligation owed to our company and our stockholders.

•	A nominee should be committed to understanding our company and its industry and to spend the time necessary to function effectively as a director.

•	A nominee should neither have nor appear to have a conflict of interest that will impair the nominee’s ability to fulfill his or her responsibilities as a director.

•	A nominee should be “independent,” as defined by the SEC and the New York Stock Exchange. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in our best interests.

Decisions regarding the renomination of directors for additional terms on the board of directors are governed by the general and specific criteria described above. In addition, as a general rule, a non-employee director will not be renominated if he or she was first elected to the board of directors before December 1, 2005, and has served 15 years as a member of the board of directors, or if he or she was first elected to the board of directors on or after December 1, 2005, and has served 10 years as a member of the board of directors. The Nominating and Corporate Governance Committee reserves the right to renominate any director regardless of the length of his or her service if, in the judgment of the Nominating and Corporate Governance Committee, such renomination is in our company’s and our stockholders’ best interests.

The information contained in this proxy statement with respect to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter and the independence of the non-management members of the board of directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

Retirement Plan Committee.  The Retirement Plan Committee oversees our retirement plans, including setting policies, adopting general plan amendments, approving and monitoring all plan service providers, reviewing the investment strategies and asset performance of the plans, and regulatory and legal compliance. The Retirement Plan Committee, which met four times in 2005, currently consists of Ms. Fitt, as Chair, and Messrs. Barnes and Singer.

Executive Sessions of the Board of Directors

The non-management directors have regularly scheduled executive sessions in which they meet outside the presence of management. These executive sessions generally are held immediately before or after regularly scheduled meetings of the board of directors. At least one of the executive sessions each year is attended only by independent directors. David H. Ward has been elected as the Lead Director by our independent directors. Mr. Ward presides at executive sessions of the board.

Communications with the Board of Directors

Any stockholder or interested party who wishes to communicate with the board of directors or any specific director, including the Lead Director, any non-management director, or the non-management directors as a group, may do so by writing to such director or directors at: Citizens Communications Company, Three High Ridge Park, Stamford, Connecticut 06905. This communication will be forwarded to the director or directors to whom it is addressed. This information regarding contacting the board of directors is also posted on our website at www.czn.net.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Conduct”) to which all employees, executive officers and directors, which for purposes of the Code of Conduct we collectively refer to as “employees,” are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that all employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity. Employees are required to report any conduct that they believe, in good faith, is an actual or apparent violation of the Code of Conduct and may do so anonymously by using our Ethics Hotline. The Code of Conduct includes specific provisions applicable to our principal executive officer and senior financial officers. These officers are required to certify as to any actual or potential conflicts of interest involving them and our company. We post amendments to or waivers from the provisions applicable to our senior executives on our website. A copy of the Code of Conduct is available upon request to our Secretary, or may be viewed or downloaded from our website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for services rendered to us and our subsidiaries for each of the fiscal years ended December 31, 2005, 2004, and 2003, the compensation awarded to, earned by, or paid to our Chief Executive Officer and each of our other four most highly compensated current executive officers in 2005.

		Annual Compensation			Long-Term Compensation
Name and Principal Position(s)	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Restricted Stock Awards (3)	All Other Compensation (4)
Mary Agnes Wilderotter	2005	$700,000	$840,000	$377,635	$2,059,200	$6,694
Chairman of the Board of	2004	116,667	830,000	48,655	2,020,500	100
Directors and Chief	2003	—	—	—	—	—
Executive Officer

Jerry Elliott	2005	$500,000	$550,000	$—	$965,250	$810
President and Acting	2004	429,167	900,000	17,116	4,359,850	675
Chief Financial Officer (5)	2003	291,667	704,000	—	477,785	—

John H. Casey, III	2005	$400,000	$400,000	$—	$514,800	$10,080
Executive Vice President	2004	400,000	540,000	—	2,845,250	9,855
	2003	400,000	704,000	—	477,785	6,630

Daniel J. McCarthy	2005	$261,250	$208,750	$—	$386,100	$8,614
Executive Vice President	2004	250,000	268,750	13,027	1,029,920	8,315
and Chief Operating	2003	250,000	187,000	—	204,765	5,216
Officer

Peter B. Hayes	2005	$252,083	$215,000	$61,407	$1,086,340	$304
Executive Vice President	2004	—	—	—	—	—
Sales, Marketing and	2003	—	—	—	—	—
Business Development

(1)	Includes cash retention bonuses in 2004 relating to management succession and our exploration of financial and strategic alternatives ($100,000 for Mr. Casey and $62,500 for Mr. McCarthy), a $250,000 signing bonus for Mr. Elliott in 2004 pursuant to his employment agreement and a $25,000 sign-on bonus for Mr. Hayes in 2005.

(2)	Disclosure is omitted where “Other Annual Compensation” for a named executive officer aggregates less than $10,000 in a fiscal year. The amounts of personal benefits shown in this column that represent more than 25% of the applicable executive’s total Other Annual Compensation in a fiscal year consist of:

•	Mrs. Wilderotter: for 2005, $233,579 for relocation expenses and $143,101 representing tax gross-up payments; for 2004, $23,612 for relocation expenses and $17,605 representing tax gross-up payments;

•	Mr. Elliott: for 2004, $11,776 for Mr. Elliott’s personal use of our corporate aircraft (which we subsequently sold) and $5,340 for financial and tax planning services;

•	Mr. McCarthy: for 2004, $9,194 for relocation expenses and $3,832 representing a tax gross-up payment with respect to such expenses; and

•	Mr. Hayes: for 2005, $40,510 for relocation expenses and a housing allowance in connection with his relocation and $20,897 in tax gross-up payments.

(3)	The amounts shown in this column represent the dollar value of the grant of restricted stock based on the value of our common stock on the grant date. All grants of restricted stock were made under our Amended and Restated 2000 Equity Incentive Plan for the year shown, but are awarded in the subsequent year. Each of the named executive officers is entitled to receive dividends on shares of vested and unvested restricted stock when we pay dividends on shares of our common stock. Amounts shown do not include dividends. No above-market or preferential dividends were paid with respect to any restricted shares.

The named executive officers were awarded the following restricted shares during 2005, 2004 and 2003:

•	Mrs. Wilderotter: 150,000 restricted shares on November 1, 2004 under the terms of her employment agreement that vest in five equal annual installments commencing November 1, 2005; and 160,000 restricted shares on February 22, 2006 that vest in five equal annual installments commencing February 22, 2007.

•	Mr. Elliott: 38,500 restricted shares on February 19, 2004 that vest in three equal annual installments commencing February 19, 2005; 275,000 restricted shares on March 11, 2004 that vest in three equal annual installments commencing March 11, 2005; 70,000 restricted shares on March 15, 2005 that vest in five equal annual installments commencing March 15, 2006; and 75,000 restricted shares on February 22, 2006 that vest in five equal annual installments commencing February 22, 2007. Upon effectiveness of Mr. Elliott’s resignation as President all unvested restricted stock held by him will be cancelled.

•	Mr. Casey: 38,500 restricted shares on February 19, 2004 that vest in three equal annual installments commencing February 19, 2005; 175,000 restricted shares on March 11, 2004 that vest in three equal annual installments commencing March 11, 2005; 50,000 restricted shares on March 15, 2005 that vest in three equal annual installments commencing March 15, 2006; and 40,000 restricted shares on February 22, 2006 that vest in four equal annual installments commencing February 22, 2007.

•	Mr. McCarthy: 16,500 restricted shares on February 19, 2004 that vest in three equal annual installments commencing February 19, 2005; 65,000 restricted shares on March 11, 2004 that vest in three equal annual installments commencing March 11, 2005; 16,500 restricted shares on March 15, 2005 that vest in four equal annual installments commencing March 15, 2006; and 30,000 restricted shares on February 22, 2006 that vest in four equal annual installments commencing February 22, 2007.

•	Mr. Hayes: 50,000 restricted shares on February 1, 2005 as a sign-on bonus that vest in three equal annual installments commencing February 1, 2006; and 32,000 restricted shares on February 22, 2006 that vest in four equal annual installments commencing February 22, 2007.

As of December 30, 2005, the dollar value of restricted stock awards held by the named executive officers (based on the closing sales price of $12.23 per share of our common stock on December 30, 2005) was the following:

•	Mrs. Wilderotter: $1,467,600 (120,000 shares);

•	Mr. Elliott: $3,526,300 (288,332 shares);

•	Mr. Casey: $2,861,796 (233,998 shares);

•	Mr. McCarthy: $927,438 (75,833 shares); and

•	Mr. Hayes: $611,500 (50,000 shares).

(4)	For 2005, consists of matching contributions by us to our 401(k) plan ($1,750 for Mrs. Wilderotter, $6,300 for Mr. Casey and $5,212 for Mr. McCarthy), a $3,150 profit sharing contribution for each of Mrs. Wilderotter and Messrs. Casey and McCarthy and imputed income with respect to life insurance benefits provided by us ($1,794 for Mrs. Wilderotter, $810 for Mr. Elliott, $630 for Mr. Casey, $252 for Mr. McCarthy and $304 for Mr. Hayes).

(5)	Mr. Elliott resigned as Acting Chief Financial Officer, effective April 17, 2006, and as President, effective no later than May 10, 2006.

Aggregated Option Exercises in 2005 and Value of
Outstanding Options at December 31, 2005

The following table sets forth information concerning options exercised by the executive officers named in the Summary Compensation Table during 2005 and the number and value of options held by them at December 31, 2005.

			Number of Shares Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In the Money Options at Fiscal Year End($)
Name	Shares Acquired On Exercise(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mary Agnes Wilderotter	0	$0	0	0	$0	$0
John H. Casey, III	215,155	$656,785	0	8,722	$0	$34,975
Jerry Elliott	11,630	$54,384	0	11,630	$0	$50,125
Peter B. Hayes	0	$0	0	0	$0	$0
Daniel J. McCarthy	72,687	$195,810	0	14,537	$0	$58,293
Total	299,472	$906,979	0	34,889	$0	$143,393

All quantities and amounts are as of December 31, 2005, and, to the extent applicable, reflect adjustment for stock splits and stock dividends paid subsequent to the date of grant. The year-end value, which is based upon the average of the high and low reported price of the common stock on December 30, 2005, was $12.20 per share. Dollar amounts shown under all columns other than “Value Realized” have not been, and may never be, realized. The underlying options have not been, and may never be, exercised, and actual gains, if any, on exercise will depend on the value of our common stock on the date of exercise.

Employment Agreements

Mary Agnes Wilderotter

We entered into an employment agreement with Mary Agnes Wilderotter, dated as of November 1, 2004, pursuant to which Mrs. Wilderotter was appointed President and Chief Executive Officer. In December 2005, Mrs. Wilderotter was appointed Chairman of the board of directors and Chief Executive Officer. Upon effectiveness of Mr. Elliott’s resignation as President, she will also hold the title of President. Under the terms of Mrs. Wilderotter’s employment agreement, she earns an annual base salary of $700,000, which may be increased from time to time by the Compensation Committee. The employment agreement has an initial term of five years, which expires in November of 2009. The agreement automatically renews at the end of the initial or any renewal term for an additional one-year term, unless either party provides prior notice of non-renewal. Mrs. Wilderotter is also entitled to a target bonus amount equal to 100% of her base salary. Upon commencement of her employment, Mrs. Wilderotter received a grant of 150,000 restricted shares of common stock. With respect to each fiscal year during the employment term after 2004, Mrs. Wilderotter will receive a grant of restricted shares of common stock with an aggregate value on the date of each grant equal to between $1,000,000 and $2,000,000, as determined by the Compensation Committee. These restricted stock grants each vest ratably over five years. Under the terms of the employment agreement, Mrs. Wilderotter was reimbursed for the cost of relocation during her first year of employment.

If Mrs. Wilderotter’s employment is terminated without “cause” or by Mrs. Wilderotter with “good reason” (each as defined in the employment agreement), or we do not renew the employment agreement at the end of a term, she will be entitled to the payment of base salary and a pro-rated portion of the target bonus through the date of termination, plus an amount equal to the greater of three times the sum of base salary and target bonus (payable in equal installments over 36 months) or base salary and target bonus due for the remainder of the term, and all restricted shares will vest. Mrs. Wilderotter is also entitled to receive continued medical, dental, and life insurance and other health benefits until the end of the severance period (as defined in the employment agreement) or the date on which Mrs. Wilderotter becomes eligible to receive comparable benefits from any subsequent employer, whichever is earlier.

If Mrs. Wilderotter’s employment is terminated due to her death or in connection with a disability, she (or her estate) will be entitled to payment of base salary for six months following the termination and a pro-rated portion of the target bonus, and all restricted shares will vest. Mrs. Wilderotter is also entitled to receive reimbursement for any unreimbursed business expenses, any accrued but unpaid vacation, pension, profit sharing, medical, dental and life insurance and other employee benefit plans to which Mrs. Wilderotter is entitled upon termination of her employment for a period of two years at our cost.

In the event of a constructive termination following a “change in control” (as defined in the employment agreement), she will be entitled to the amounts she would receive in connection with a termination by us without cause or by Mrs. Wilderotter with good reason, potentially subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986. If the amount payable by us, less such excise taxes payable by Mrs. Wilderotter, exceeds by at least 125% the amount payable without causing the loss of deduction to us under Section 280G of the Internal Revenue Code, Mrs. Wilderotter will be entitled to additional amounts to make her whole for such excise taxes. If the amounts payable by us, less such excise taxes payable by Mrs. Wilderotter, are less than 125% of the amount payable without causing the loss of deduction to us and the imposition of excise taxes to Mrs. Wilderotter under Sections 280G and 4999 of the Internal Revenue Code, the amount payable by us will be reduced to the extent necessary such that we will not lose our deduction under Section 280G of the Internal Revenue Code and such that Mrs. Wilderotter will not be subject to excise taxes.

Jerry Elliott

Effective no later than May 10, 2006, Jerry Elliott resigned his position as our President. In connection with his announcement, Mr. Elliot resigned as a member of the board of directors, effective April 10, 2006. Mr. Elliott had earlier resigned his position as Acting Chief Financial Officer in connection with the appointment of our new Chief Financial Officer, each effective April 17, 2006. Pursuant to an employment agreement with Mr. Elliott, dated as of September 1, 2004, Mr. Elliott earned an annual base salary of $500,000 and was entitled to a target bonus amount equal to 100% of his base salary and an annual grant of restricted shares of common stock with an aggregate value on the date of grant equal to between $750,000 and $1,000,000, as determined by the Compensation Committee. The restricted stock grants vested ratably over five years. The employment agreement had an initial term of five years, which was scheduled to expire in September 2009. The agreement provided that it would automatically renew at the end of the initial or any renewal term for an additional one-year term, unless either party provided prior notice of non-renewal. Upon effectiveness of Mr. Elliott’s resignation, all unvested restricted stock held by him will be cancelled and we will have no further obligations under the employment agreement.

John H. Casey, III

We entered into an employment agreement with John H. Casey, III, dated as of February 15, 2005. Mr. Casey has been employed by us since 1999 and currently serves as an Executive Vice President. Under the terms of Mr. Casey’s employment agreement, Mr. Casey earns an annual base salary of $400,000, which may be increased from time to time by the Chief Executive Officer and the board of directors. The employment agreement has an initial term of five years, which expires in February of 2010. The agreement automatically renews at the end of the initial or any renewal term for an additional one-year term, unless either party provides prior notice of non-renewal. Mr. Casey is entitled to a target bonus amount equal to 100% of his base salary. Additionally, with respect to each fiscal year during his employment term, Mr. Casey is eligible to receive a grant of restricted shares of common stock in an amount to be determined by the Compensation Committee. Restricted stock grants in 2005 will vest ratably over three years; all grants following 2005 will vest ratably over four years.

If Mr. Casey’s employment is terminated without “cause” or if he resigns his employment for “good reason” (each as defined in the employment agreement), he will receive an amount equal to one year of the then current base salary and the target bonus, both payable on the date of termination, and all restricted shares of common stock will vest. Mr. Casey is also entitled to receive continued medical, dental, and life insurance and other health benefits for one year from the date of termination or the date on which Mr. Casey becomes eligible to receive comparable benefits from any subsequent employer, whichever is earlier.

If Mr. Casey’s employment is terminated due to his death or in connection with a disability, he (or his estate) will be entitled to payment of base salary for six months following the termination and a pro-rated portion of the target bonus, and all restricted shares will vest. Mr. Casey is also entitled to receive reimbursement for any unreimbursed business expenses, any accrued but unpaid vacation, pension, profit sharing, medical, dental and life insurance and other employee benefit plans to which Mr. Casey is entitled upon termination of his employment for a period of two years at our cost.

In the event of a constructive termination as a result of a “change in control” (as defined in the employment agreement), he will be entitled to the amounts he would receive in connection with a termination by us without cause or by Mr. Casey with good reason, potentially subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986.

Peter B. Hayes

We entered into a letter agreement with Peter B. Hayes, dated December 31, 2004, pursuant to which Mr. Hayes was appointed Senior Vice President, Sales, Marketing & Business Development. In December 2005, Mr. Hayes was appointed Executive Vice President, Sales, Marketing & Business Development. Under the terms of Mr. Hayes letter agreement, he earns an annual base salary of $275,000, which was increased to $283,250 effective April 2006. The letter agreement provides for a target annual incentive bonus of 75% of his base salary, which was increased to 85% for 2006. In the event of a constructive termination following a “change in control” (as defined in the letter agreement), he will be entitled to one year of base salary, 100% of bonus pro-rated for the year of termination and one year of continued medical benefits. Under the terms of the letter agreement, Mr. Hayes was reimbursed for the cost of relocation and paid a housing allowance during his first year of employment.

Citizens Pension Plan

We have a noncontributory, qualified retirement plan, the Citizens Pension Plan, covering substantially all employees, that provides benefits that, in most cases, are based on formulas related to base salary and years of service. The plan has been amended to provide that, effective February 1, 2003, no further benefits will be accrued under the plan by most non-union participants (including all executive officers). Messrs. Casey and McCarthy are the only executive officers listed in the Summary Compensation Table who have vested benefits under the frozen plan. The estimated annual pension benefits (assumed to be paid in the normal form of an annuity) for Messrs. Casey and McCarthy are $7,210 and $22,641 respectively. These amounts are calculated under the plan based on their respective four and 12 years of service at the time the plan was frozen and the compensation limits established in accordance with federal tax law in the computation of retirement benefits under qualified plans. Benefits are not subject to reduction for Social Security payments or other offset amounts.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Harfenist, as Chairman, and Ms. Finard, Ms. Fitt and Mr. Wick. Except as described below, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. During a part of 2005, Mr. Singer served as a member of our Compensation Committee. Mr. Singer is an executive officer of American Tower Corporation. Until 2004, Mrs. Wilderotter, our Chief Executive Officer, served as a director of American Tower Corporation and also served on that company’s compensation committee. When it was established that such an interlock existed, Mr. Singer resigned from our Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors is composed of four independent directors who are responsible for setting and administering compensation, including base salaries, annual incentives and stock-based awards, paid or awarded to the company’s executive officers. The Compensation Committee also oversees and approves compensation policy, incentive plan design, costs and administration. This report discusses the Compensation Committee’s activities, as well as its development and implementation of policies regarding compensation paid to the company’s executive officers for 2005.

Compensation of the Executive Officers (Other than the Chief Executive Officer)

This section discusses the company’s overall strategy for the 2005 compensation programs for the executive officers.

Compensation Strategy.  The company’s compensation strategy for the executive officers is based on the following principles:

•	Offer competitive total compensation, relative to other companies within the communications services industry, to enable the company to attract and retain executives of outstanding ability.

•	Provide performance-based compensation that rewards individual and company performance.

•	Provide equity awards based on company performance that align executive officers’ interests with those of the company’s stockholders.

Base Salary.  The Compensation Committee reviews and approves the salary levels of the company’s executive officers. With the assistance of an independent consultant, we perform external market comparisons relative to industry-specific peers, based on individual job responsibilities. Base salaries are determined using the market comparison data and the scope of responsibilities for each executive position. Annual increases are based upon individual performance, company performance, experience and level of responsibility that reflect the company’s pay-for-performance philosophy.

Annual Cash Incentives.  Executive officers are eligible to receive an annual performance-based cash incentive award under the Citizens Incentive Plan. The plan includes target amounts of incentive compensation that are assigned for each executive position based on an analysis of incentive pay practices in the communications services industry. The criteria for the payout of incentive awards in 2005 was the achievement of certain financial goals and achievement of other specific goals that support the company’s people, products and profitability priorities. Individual cash incentive awards are based on achievement of such goals and assessment of individual performance. Similar criteria will be used for 2006. Goals are established before the beginning of each year for the succeeding year. The plan’s criteria and/or specific goals set thereunder may be revised each year to reflect changes in the company’s business strategy or to otherwise align the executive’s annual cash incentives with the company’s direction.

2005 Annual Cash Incentive Awarded.  Annual cash incentive bonuses were awarded by the Compensation Committee in February 2006, based on 2005 performance. The Compensation Committee believes that the company’s executive officers met or exceeded all key objectives established for 2005. In addition to substantial achievement of the specific goals that support the company’s people, products and profitability priorities, the executive management reduced debt and completed a $250 million share repurchase program. The company also grew revenue by reducing customer deactivations and by selling enhanced services and high-speed Internet products. Despite the significant challenges in the communications services industry, the company’s 2005 incentive plan financial goals were achieved.

Equity Incentive Plan.  The purpose of the Equity Incentive Plan is to provide common stock-related compensation to ensure that the company can attract and retain executives and align their interests with those of our stockholders. In prior years, the company has used non-qualified stock options vesting over four years, provided financial targets have been met. In recent years the Compensation Committee has awarded restricted shares instead of stock options to those executive officers they believe have enhanced the company’s ability to create stockholder value. The Compensation Committee did not grant stock option awards to executives in 2005.

For 2005, the executive officers were awarded grants of restricted shares under Citizens’ Amended and Restated 2000 Equity Incentive Plan, which vest ratably over four years (or as per employment arrangements with certain executive officers). Target awards of restricted stock to executive officers are determined based on the executive’s job responsibilities and external market comparisons for the communications services industry. The criteria for grant of restricted shares was company achievement of specific financial goals, including revenue, EBITDA, capital expenditures and free cash flow, and individual performance of the executive, including achievement of individual goals and demonstrating our company’s values. These restricted share grants are based upon each executive officer’s performance and the company’s performance for 2005.

Profit Sharing Plan.  Consistent with the company’s pay-for-performance philosophy, the company provides eligible employees with a supplemental profit sharing match when the company exceeds its financial objectives. For each 1% above the company’s EBITDA goal, the company provides employees, including executive officers, with 0.5% of eligible pay in the form of a matching contribution into the company’s 401(k) plan, up to a maximum of 3%. The company did exceed its EBITDA goal in 2005 and a profit sharing contribution was paid.

Other.  The Compensation Committee approves terms of employment offers to new executive officers.

Compensation of the Chief Executive Officer

During 2005, Mary Agnes Wilderotter served as the company’s President and Chief Executive Officer and effective December 2005, became Chairman of the board of directors and Chief Executive Officer. The compensation paid to Mrs. Wilderotter during 2005 was generally established in the employment agreement entered into between Mrs. Wilderotter and the company effective November 1, 2004. Mrs. Wilderotter’s base salary, her eligibility to be awarded restricted stock, and her eligibility for participation in, and target bonus pursuant to, the company’s incentive bonus program were each established at the time her employment agreement was entered into. Mrs. Wilderotter’s compensation under her employment agreement was established based on advice of the executive compensation consultants and executive search advisers engaged by the board of directors to conduct the search for the company’s new Chief Executive Officer. The Compensation Committee believes, based on its experience with respect to compensation practices, that Mrs. Wilderotter’s compensation, as established by her employment agreement, is appropriate and in line with the company’s compensation policies. Benefits included in the “Other Annual Compensation” and “All Other Compensation” columns in the Summary Compensation Table are established in her employment agreement. See “Employment Agreements.”

As with the company’s executive compensation, the Compensation Committee reviews Mrs. Wilderotter’s compensation versus market comparisons in the communications services industry. The Compensation Committee uses that market comparison data in conjunction with its assessment of Mrs. Wilderotter’s individual performance and the performance of the company against the company’s specific financial goals and strategic people, products and profitability goals to determine each aspect of her compensation in the context of the terms of her employment agreement. In February 2006, the Compensation Committee awarded Mrs. Wilderotter for 2005 performance an $840,000 cash incentive bonus and a 160,000 share restricted stock grant. In addition, Mrs. Wilderotter’s base salary was increased by $50,000, to $750,000, effective April 1, 2006. The Compensation Committee believes that these awards and increases were appropriate given the performance of the company against its stated goals and other significant accomplishments of Mrs. Wilderotter during 2005. Included in those accomplishments were a strengthening of the executive management team and identification of new board members with experience in areas critical to the company’s future success.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer). Section 162(m) provides that qualifying performance-based compensation will not be subject to the tax deduction limit if certain requirements are met. The Compensation Committee believes it is important to maximize the corporate tax deduction. However, the Compensation Committee believes, that in many circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation that are most appropriate and in the best interests of the company and its stockholders. Given our need to retain and recruit senior executive officers while the company explored its financial and strategic alternatives, we felt that our interests were best served by maintaining flexibility in the way compensation is provided, whether or not compensation would be fully deductible under Section 162(m). In this respect, we felt that it was necessary to offer compensation packages that would attract Mrs. Wilderotter and Mr. Hayes to the company and retain the services of Messrs. Elliott and Casey, and that would align a substantial portion of their compensation with the interests of our stockholders. These compensation packages include base salary, discretionary bonuses and restricted stock awards that will not qualify as performance-based compensation under Section 162(m). Total compensation paid to Mrs. Wilderotter and Messrs. Elliott, Casey and Hayes in 2005 and scheduled to be paid to Mrs. Wilderotter and Mr. Casey in 2006, or that may be paid to them in the future is likely to cause the Section 162(m) limitation to be exceeded for those years and this amount will increase to the extent that our stock price increases during the period in which the restricted stock awards vest. The Compensation Committee intends to review the non-guaranteed portions of these compensation arrangements, as well as the company’s other compensation programs, so that the company can maximize its tax deduction while retaining the Compensation Committee’s discretion and flexibility that the Compensation Committee believes is necessary to develop compensation programs that are in the best interests of the company and its stockholders.

Submitted by:

Stanley Harfenist
Jeri Finard
Lawton Wehle Fitt
Myron A. Wick, III

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following performance graph compares the cumulative total return of our common stock to the S&P 500 Stock Index and to the S&P Telecommunications Services Index for the five-year period commencing December 31, 2000. The graph assumes $100 was invested in our common stock as of December 31, 2000. It also assumes reinvestment of dividends, if applicable.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
CITIZENS COMMUNICATIONS COMPANY	$100.00	$81.22	$80.38	$94.63	$126.53	$121.08
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
S&P TELECOMMUNICATION SERVICES	100.00	87.75	57.82	61.92	74.21	70.03

The disclosure contained in this section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

PROPOSED NON-EMPLOYEE DIRECTORS’
EQUITY INCENTIVE PLAN
(Item 2 on the Proxy Card)

The board of directors adopted the Citizens Communications Company Non-Employee Directors’ Equity Incentive Plan (the “Plan”) on April 5, 2006, subject to approval of our stockholders. If approved by our stockholders, no future equity awards will be made pursuant to the Amended and Restated Citizens Utilities Company Non-Employee Directors’ Deferred Fee Equity Plan (the “Predecessor Plan”).

The Predecessor Plan is scheduled to terminate on May 22, 2007. The Plan will comply with the deferred compensation rules imposed by Section 409A of the Internal Revenue Code and will permit grants of options to non-employee directors. Currently, options are granted to the non-employee directors pursuant to our Amended and Restated 2000 Equity Incentive Plan. If the stockholders approve the Plan, options will be granted to the non-employee directors under this Plan. The Plan, if approved by our stockholders, will expire in 2016.

Set forth below is a summary of certain important features of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is included in this proxy statement as Appendix B.

Description of the Plan

Purpose.  The purpose of the Plan is to attract and retain qualified persons to serve as non-employee directors by providing such directors with flexibility in the form and timing of receipt of compensation for their service on the board of directors and to receive equity-based awards, thereby aligning such directors’ interests more closely with the interests of our stockholders. To achieve these goals, the Plan allows non-employee directors to defer receipt of cash-based awards as stock units that generally are paid upon the director’s retirement, and to receive grants of stock units and options to purchase shares of our common stock.

Shares Subject to the Plan.  Subject to certain adjustments, a maximum of 2,000,000 shares of our common stock may be issued and delivered under the Plan. To the extent any stock unit granted under the Plan is forfeited or any option granted under the Plan terminates, expires, is cancelled or is forfeited without having been fully exercised, the shares of common stock that were intended to be distributed in connection with such options or stock units will again be available under the Plan. In addition, shares of common stock that are available under the Predecessor Plan (536,751 shares as of March 28, 2006) and shares of common stock that are subject to awards that are terminated, cancelled, forfeited, or that expire under the Predecessor Plan will be available for issuance under the Plan.

Participation.  The Plan is available to all of our non-employee directors (each, a “Participant,” and collectively, the “Participants”).

Administration.  A committee appointed by the board of directors administers the Plan. The plan committee consists of at least two members who are considered non-employee directors within the meaning of Rule 16b-3 of the Securities Act of 1934. Members of the plan committee will hold office at the discretion of the board of directors and may be dismissed at any time with or without cause. The board of directors will also designate one or more of our officers or employees to administer the Plan in coordination with and under the direction of the plan committee.

Options.  The Plan provides that non-employee directors may be granted options to purchase shares of our common stock, subject to the terms of the Plan.

Options granted under the Plan will vest and become exercisable six months after the date on which the option was granted, unless our board of directors has specified otherwise. Generally, options granted under the Plan expire ten years after the date on which they were granted or, if earlier, on the first anniversary of a director’s resignation, death, retirement or other termination of service as a director.

The exercise price of a share of common stock purchased pursuant to such an option may not be less than 100% of the fair market value of a share of our common stock on the date the option was granted.

Generally, the fair market value of a share of common stock is considered the closing price of a share of our common stock on date of grant, as reported by the New York Stock Exchange. Unless otherwise determined by the committee, a Participant may remit cash, tender a broker exercise notice or tender previously-acquired shares to pay the exercise price of an option.

Stock Units.  Unless otherwise determined by our board of directors, each non-employee director will receive a grant of 3,500 stock units at the beginning of each plan year. In addition, non-employee directors may be granted certain of their fees, such as their annual retainer fees, in the form of stock units. Non-employee directors may also elect to defer receipt of cash fees in the form of stock units. Each stock unit represents the economic equivalent of one share of our common stock.

If a non-employee director wishes to defer cash in the form of stock units, he or she must irrevocably elect to do so, on an annual basis and prior to December 31 of the prior year. An individual who becomes a director after the beginning of a plan year must submit his or her irrevocable election within 30 days of becoming a director for such election to be effective for fees earned in that year.

Stock units received by a director are credited to that director’s “stock unit account,” which is established and maintained by us. With respect to the cash fees that directors have elected to defer and receive in the form of stock units, in an absence of determination by our board of directors to the contrary, each Participant will be credited with a number of stock units determined by dividing the total amount of cash fees deferred in that quarter by 85% of the closing price of our common stock on the last business day of the quarter. Stock unit accounts are also adjusted to reflect changes in our capitalization. In addition, if a dividend is paid in cash or property, or if there is another distribution payable to holders of our common stock, a Participant’s stock unit account will be credited with additional stock units with a fair market value equal to such dividend or distribution. Payments made to directors from their stock unit accounts are payable ten calendar days after the director ceases his or her service as a director. Participants may either receive one share of stock per stock unit (and cash for any fractional share) or cash representing the fair market value of the stock units on the date of the Participant’s termination of services as a director.

Trustee.  We may enter into an agreement with a trustee and transfer to the trustee (i) shares of common stock approximately equal to the aggregate dollar amount of stock units in the Participants’ stock unit accounts, or (ii) cash, accompanied by instructions to the trustee to purchase shares of common stock approximately equal to the aggregate dollar amount of stock units in the Participants’ stock unit accounts, either directly from us or in the open market, as determined by us. Any amounts held by a trustee will be subject to the rights of our creditors.

Transfer of Options and Stock Units.  Generally, none of the options or stock units granted or deferred under the Plan are transferable other than by will or the laws of descent or distribution or pursuant to a lump-sum property settlement under a domestic relations order. However, with the consent of the plan committee, a Participant may transfer options or stock units to (i) a member of his or her immediate family, (ii) a trust whose exclusive beneficiaries are members of his or her immediate family, or (iii) a partnership, limited partnership or other limited liability entity, the members of which consist exclusively of members of his or her immediate family or a family trust. Consideration may not be paid in connection with any of the transfers described above, and each family member who has had options or stock units transferred to them from a Participant is required to enter into an agreement, which provides that such family member agrees to be bound by the provisions of the Plan.

Change in Control.  In the event of a “change in control” of our company, all options granted under the Plan will become immediately exercisable in full and will remain exercisable in accordance with their terms. Generally, a “change in control” occurs (i) when a person or group acquires shares of our common stock that, together with the stock held by such person or group, constitutes more than 50% of our total voting power; or (ii) upon a merger or other business combination, a sale of substantially all of our assets, our liquidation or dissolution or a combination of the foregoing, unless our stockholders (as of the time prior to such transaction) directly or indirectly own at least 51% of the voting power of the successor entity following such transaction.

In the event of a “change in control,” we also have the right to terminate all options granted under the Plan by providing 30 days’ prior written notice to all Participants of our intent to terminate all options granted under the Plan.

Amendment, Modification, Termination or Suspension.  The board of directors may at any time modify and amend the Plan in any respect, except, however, that stockholder approval will be required prior to any such amendment becoming effective if such approval is required by law, by the New York Stock Exchange, or is necessary to comply with the regulations promulgated by the Securities and Exchange Commission. Generally, an amendment, modification, termination or suspension of the Plan is not permitted to adversely affect any option or stock unit granted under the Plan, unless the Participant of the option or stock unit consents to such amendment, modification, termination or suspension of the Plan.

The Plan is scheduled to expire in 2016. The board of directors may, however, terminate the Plan at any time. Generally, the plan committee has the authority to terminate the Plan and all elections to defer payments of fees owed to directors (i) in the event of a corporate dissolution that is considered a taxable event under Section 331 of the Internal Revenue Code, (ii) with the approval of a bankruptcy court, and (iii) as a result of such other liquidation or similar event that constitutes a permitted termination of the Plan under Section 409A of the Internal Revenue Code.

If it is determined or claimed by the Internal Revenue Service that amounts deferred in earlier years have become currently taxable to Participants (or their beneficiaries), the plan committee may, in its discretion, terminate the Plan and distribute amounts credited to the Participants (or their immediate family, a family trust, a family entity or their beneficiaries, as applicable). Such determination shall be based on a ruling or publicly available pronouncement from the Internal Revenue Service, or on the position taken by the Internal Revenue Service in audit, or written opinion from tax counsel.

Federal Income Tax Consequences.  Stock units granted or deferred under the Plan are intended to be treated as unfunded deferred compensation under the Internal Revenue Code, and are intended to comply in form and operation with the requirements of Section 409A of the Internal Revenue Code. A Participant will not realize any taxable income upon the receipt of stock units. When the stock units are distributed, the Participant will realize taxable income, taxable at ordinary rates, equal to the fair market value of the stock units and we will be entitled to a corresponding deduction. A Participant will also realize taxable income upon the receipt of dividends or dividend equivalents paid with respect to stock units and we will be entitled to a corresponding deduction.

A Participant will realize no taxable income and no deduction will be available to us upon the grant of an option. At the time of exercise of an option, a Participant will realize income taxable at ordinary income tax rates, and we will be entitled to a tax deduction, in the amount by which the then fair market value of the shares purchased exceeds the option price of the shares. Upon the subsequent disposition of shares received upon exercise of an option, a Participant will also realize gain or loss in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date of exercise.

The above federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Internal Revenue Code.

The board of directors recommends that you vote FOR this proposal.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,869,334	$11.37	3,673,940
Equity compensation plans not approved by security holders	—	—	—
Total	8,869,334	$11.37	3,673,940

STOCKHOLDER PROPOSAL
(Item 3 on the Proxy Card)

We have received a stockholder proposal from the International Brotherhood of Electrical Workers Pension Benefit Fund, or “IBEW,” 900 Seventh Street, N.W., Washington, D.C. 20001. The IBEW has requested that we include the following proposal and supporting statement in our proxy statement for the meeting, and if properly presented at the meeting, this proposal will be voted on at the meeting. The IBEW beneficially owns 12,775 shares of our common stock. The stockholder proposal and supporting statement are quoted verbatim in italics below.

Our management does not support the adoption of the resolution proposed below and asks stockholders to consider management’s response, which follows the stockholder proposal. The board of directors recommends a vote AGAINST this proposal.

Stockholder Proposal

RESOLVED: that the shareholders of the Citizens Communications Company (the “Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus.

“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements.

“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

Supporting Statement

In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

For those reasons, we urge shareholders to vote FOR this proposal.

Management Statement in Opposition to Stockholder Proposal

The board of directors recommends that you vote AGAINST this stockholder proposal. The board of directors does not believe that this stockholder proposal will promote our company’s best interests or that of our stockholders. Rather, the board of directors believes that our ability to attract, motivate and retain the most talented leaders in the communications service industry would be stifled by the implementation of this stockholder proposal.

The board of directors believes that future arrangements with executives should remain within the discretion of the Compensation Committee, which is responsible for determining the compensation paid to our executive officers. In order to obtain the most experienced and knowledgeable executives, the board of directors believes the Compensation Committee, which is composed entirely of independent, non-employee directors, should be given the opportunity to freely negotiate arrangements with potential executives that will appeal to and ultimately influence an executive’s decision to join us. The Compensation Committee recognizes its responsibility and obligation to recommend and implement executive compensation packages that are in the best interests of our stockholders.

The board of directors believes that executives’ severance agreements maintain the focus of executives and insure that their attention, efforts and commitment are aligned with maximizing the success of our company and stockholder value. These agreements avoid distractions involving executive management that arise when the board of directors is considering possible strategic transactions involving a change of control and assure continuity of executive management and objective input to the board of directors when it is considering any strategic transaction.

In addition to limiting our ability to attract and retain qualified executives who can provide us with meaningful experience and leadership, implementation of the stockholder proposal would create unnecessary burdens on us, as it would require us to seek approval from our stockholders each time we consider extending certain severance packages to executives. We will be required to call special stockholder meetings each time there is a need to receive approval of such a severance arrangement. These meetings may result in a delay between negotiating an agreement with a highly sought after individual and finalizing such an agreement. Special meetings and the potential delay will not only have monetary implications for us, but may heighten the risk that the candidate may completely abandon his or her plans to join us, based upon his or her tenuous agreement with us and the uncertainty that accompanies a stockholder vote.

The board of directors believes that requiring stockholder approval for the implementation of certain severance arrangements would hamper our ability to attract qualified candidates and to successfully negotiate reasonable terms of employment with highly qualified individuals that we wish to employ. The board of directors believes it is in the best interests of our stockholders to allow it and the Compensation Committee to make decisions with respect to severance arrangements. The measures imposed by this stockholder proposal are unnecessary and will inhibit us from recruiting and retaining qualified executive officers.

For the reasons described above, the board of directors recommends a vote AGAINST the stockholder proposal.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements with management and our independent registered public accounting firm.

The Audit Committee reviewed and discussed our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and our independent registered public accounting firm management’s annual report on our internal control over financial reporting and the related attestation report.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006, which is being presented to stockholders at the meeting for ratification.

Submitted by:

David H. Ward, Chair
Leroy T. Barnes, Jr.
Howard L. Schrott

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

In accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the New York Stock Exchange, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:

	2005	2004
Audit Fees	$2,600,000	$4,506,820
Audit-Related Fees	—	120,570
Tax Fees	—	—
All Other Fees	—	—
Total	$2,600,000	$4,627,390

Audit Fees

Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with other subsidiary and regulatory audit reports. These fees were approved by the Audit Committee.

Audit-Related Fees

Audit-related fees relate to fees for professional services that are related to the performance of the audit or the review of the Company’s financial statements. The 2004 fees were for audits of employee benefit plans, workpaper access and due diligence inquiries and were approved by the Audit Committee.

Tax Fees

No services were performed by KPMG LLP for tax-related professional services during 2005 and 2004.

All Other Fees

No other services were performed by KPMG LLP during 2005 and 2004.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on the Proxy Card)

The Board of Directors recommends that the stockholders ratify the selection of KPMG LLP, registered public accounting firm, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for 2006. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2006. KPMG LLP is currently our independent registered public accounting firm.

The Board of Directors recommends a vote FOR this proposal.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2005 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2005 Annual Report from:

Citizens Communications Company
Attn: Investor Relations Department
Three High Ridge Park
Stamford, Connecticut 06905
Telephone: (402) 572-4972
E-mail: citizens@czn.com

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2007 annual stockholders meeting must be received by us no later than December 19, 2006. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Citizens Communications Company
Three High Ridge Park
Stamford, Connecticut 06905
Fax: (203) 614-4651

For a stockholder proposal that is not intended to be included in our 2007 proxy statement under Rule 14a-8, the Company’s bylaws require the stockholder’s written proposal be submitted to our Secretary at the address above:

•	On or after the close of business on January 25, 2007, and

•	On or before the close of business on February 26, 2007.

In such a case, the notice of proposal must meet certain requirements set forth in our bylaws. Such proposals are not required to be included in our proxy materials.

If the date of the stockholder meeting is moved more than 25 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received not later than the close of business 10 days following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Appendix A

CITIZENS COMMUNICATIONS COMPANY
AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Citizens Communications Company (the “Company”) on April 5, 2006.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as the context of the Company’s Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

Purpose of the Audit Committee

The Audit Committee (the “Committee”) is a committee of the Board. The Committee is responsible for oversight of the Company’s independent auditors who shall report directly to the Committee. The Committee shall assist the Board in undertaking and fulfilling its responsibilities in monitoring (i) the Company’s financial reporting process, (ii) the integrity of the financial statements of the Company, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independence, qualifications and performance of the Company’s independent auditors, and (v) the qualifications and performance of the Company’s internal audit function. The Committee shall report regularly to the Board. The Committee shall prepare all reports concerning this Charter and the activities of the Committee required by regulations of the Securities and Exchange Commission (the “SEC”) or the New York Stock Exchange (the “NYSE”). In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines is necessary to carry out its duties. The Company shall provide funding required by the Audit Committee to discharge its responsibilities, including the payment of fees and expenses of the Company’s independent auditors and fees and expenses of other advisors and consultants retained pursuant to this Charter, as well as ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the authority to retain, compensate, direct, oversee and terminate the Company’s independent auditor and any counsel, other auditors and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

Membership

The Committee shall consist of three or more directors, each of whom, in the judgment of the Board, meets the independence requirements of law, rules and regulations applicable to the Company, including the provisions of Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), rules of the SEC and requirements of the NYSE or other applicable securities exchange, each as in effect from time to time. Each member shall be financially literate, as determined by the Board. At least one member of the Committee shall, in the judgment of the Board, have such accounting or financial management expertise as to qualify as an “audit committee financial expert,” as defined in the rules of the SEC.

The Board shall determine whether the service by a Committee member on the audit committees of more than two public companies in addition to the Company during the period of service on the Committee impairs his or her ability to fulfill the duties as a member of the Committee.

Powers and Responsibilities

The powers and responsibilities of the Committee are set forth below as a guide to fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee purposes or assigned by the Board from time to time. These are in addition to powers and responsibilities that the members of the Committee may have as directors of the

Company or as members of other committees of the Board. The Company’s management and independent auditors are responsible for the planning and conduct of the audit of the Company’s financial statements and determining that the financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles (“GAAP”); this is not the responsibility of the Committee.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.

The Committee shall

1.	Appoint, subject to non-binding stockholder ratification (and, if appropriate dismiss), evaluate, compensate and oversee (taking into account the opinions of management and the Company’s internal auditor, where appropriate) the work of the independent auditor, who shall report directly to the Committee.

2.	Meet with the independent auditors prior to the audit to review the scope, planning and staffing of the audit and approve in advance any audit and permitted non-audit services (including the estimated fees and terms thereof) to be provided by the independent auditor, and such other matters pertaining to such audit as the Committee may deem appropriate (with pre-approvals disclosed as required in the Company’s periodic public filings).

3.	Review a report by the independent auditors at least annually, describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors or the review of the independent auditors by the Public Company Accounting Oversight Board, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company which may relate to the auditors’ independence (to be set out in the formal written statement described below).

4.	On an annual basis: (i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), discuss with the independent auditor its independence and take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence; (ii) evaluate, and assure the regular rotation of, the lead audit partner as required by law, and consider whether, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor; and (iii) set clear hiring policies for employees or former employees of the independent auditors.

5.	Review with management, the internal auditors and the independent auditors: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) problems or difficulties encountered in the course of the audit work, including restrictions on the scope of activities or access to required information and disagreements with management; (iii) any changes required in the scope of the audit plan; (iv) the audit budget and staffing; (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effectiveness of audit resources; (vi) accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); (vii) any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement; and (viii) any management letter proposed to be issued, by the independent auditors.

6.	Resolve disagreements between management and the independent auditors regarding financial reporting.

7.	Review the Company’s financial statements, including: (i) prior to public release, reviewing with management and the independent auditor the Company’s annual and quarterly financial statements to be filed with the SEC, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls and procedures filed with the SEC by the Company’s senior executive and financial officers and (c) the matters required to be discussed with the independent auditor by Statement of Auditing Standards (“SAS”) Nos. 61, 90 and 100 (or successor provisions); (ii) with respect to the independent auditor’s annual report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company’s system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements and the quality of the Company’s financial reports; (iii) meeting separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditor; and (iv) making a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

8.	Review with management and the independent auditor any material financial or non-financial arrangements that do not appear on the Company’s financial statements.

9.	Prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee: (i) has reviewed and the audited financial statements with management; (ii) has discussed with the independent auditor the matters required to be discussed by SAS Nos. 61 and 90 (or successor provisions); (iii) has received the written disclosure and letter from the independent auditor (delineating all relationships it has with the Company) and has discussed with the independent auditor its independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

10.	Review analyses prepared by management or the independent auditor of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including: (i) analyses of all critical accounting policies and practices used; (ii) off-balance sheet financial structures; (iii) the effects of alternative GAAP methods on the Company’s financial statements, and of non-GAAP financial information, including the use of “pro forma” or “adjusted” financial data included in financial reporting; and (iv) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

11.	Review matters that have come to the attention of the Committee through reports to the Committee from management, legal counsel, and others, that relate to the status of compliance or disclosure and anticipated future compliance with laws, regulations, internal policies and controls, and that may be expected to be material to the Company’s financial statements.

12.	Review with management and the independent auditor the potential effect of regulatory and accounting initiatives on the Company’s financial statements.

13.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, that raise material issues regarding the Company’s financial statements or accounting policies.

14.	Review with management the Company’s earnings press releases, as well as financial information and any guidance provided to analysts and ratings agencies, including the use of “pro forma” or “adjusted” financial data. Such review may be done generally (consisting of reviewing the types of information to be disclosed and the types of presentations to be made) and need not be in advance of each earnings release or each instance in which the Company provides any guidance.

15.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements or compliance policies.

16.	Review and discuss with management, the senior internal auditor, and the independent auditor: (i) the guidelines for the internal controls over financial reporting; (ii) reportable conditions that are identified in the implementation of the internal controls; (iii) the occurrence of fraud (whether material or not) that involves management or other employees of the Company who have a significant role in internal control over financial reporting; (iv) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; and (v) any significant audit steps adopted in light of such control deficiencies.

17.	Review the appointment and replacement of the chief financial officer, the chief accounting officer, and the senior internal auditor.

18.	Review with the Company’s General Counsel the adequacy of disclosures of insider and affiliated party transactions.

19.	Review with management, the internal auditor and the independent auditor any significant risks or exposures and assess the steps taken to monitor and control such exposures; and review and discuss the Company’s guidelines and policies with respect to major risk assessment and risk management.

20.	Review reports from management, the Company’s senior internal auditor, and the independent auditor regarding the Company’s compliance with applicable legal requirements and the Company’s Code of Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.

21.	Approve procedures for the treatment of complaints received by the Company regarding accounting, internal controls over financial reporting or auditing matters. Establish procedures for (i) the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submissions by Company employees of comments regarding questionable accounting or auditing matters.

22.	Review policies and procedures with respect to management expense accounts and perquisites, including management’s use of corporate assets, and consider the results of the review of these areas, including compliance with policies and procedures, with the senior internal auditor or the General Counsel.

23.	Review with the senior internal auditor, at least quarterly, plans, activities, staffing and organizational structure to ensure effectiveness and independence of the function.

24.	Review and approve the annual internal auditing budget and assess the appropriateness of resources allocated to internal auditing.

25.	The Committee, through the chairman of the Committee, should be appropriately involved in the performance evaluation and compensation decisions related to the senior internal auditor.

26.	Conduct an annual performance evaluation of the Committee.

27.	Review this Charter annually in light of the operations and responsibilities of the Committee and recommend to the Board amendments as the Committee deems appropriate.

28.	Undertake such additional activities within the scope of its functions as the Committee may from time to time determine or as may otherwise be required by law, the Company’s Bylaws, Certificate of Incorporation, or the Board.

29.	Report regularly to the Board on any matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

Meetings

The Committee shall meet as often as it determines is necessary to fulfill its responsibilities, but not less frequently than quarterly. The Committee shall meet periodically and separately with management, non-management directors, the senior internal auditor and the independent auditor in separate executive sessions.

Amendment

This Charter may be amended only by the affirmative vote of the Board.

Appendix B

CITIZENS COMMUNICATIONS COMPANY
NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

1.	PURPOSE

1.1    The purpose of this Citizens Communications Company Non-Employee Directors’ Equity Incentive Plan (the “Plan”) is to attract and retain qualified persons to serve as non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Board of Directors of the Company and an opportunity to obtain a greater interest in the Company’s long-term success and progress through the receipt of equity-based awards, thereby aligning such directors’ interests more closely with the interests of the Company’s stockholders.

2.	DEFINITIONS

As used herein, the following words shall have following meanings unless otherwise specifically provided:

2.1    “Act” means the Securities Act of 1933, as amended.

2.2    “Administrator” shall mean the employee(s) and/or officer(s) selected by the Committee in accordance with Section 9.1(b) hereof to administer the Plan.

2.3    “Award” means an Option or a Stock Unit granted under the Plan or any Fees deferred as Stock Units under the Plan.

2.4    “Beneficiary” with respect to a Participant means the person or persons designated in writing by the Participant as entitled to receive a Participant’s Stock Unit Account upon his or her death, or to exercise the Participant’s outstanding Options upon his or her death, or failing such designation, the person or persons who, upon the death of a Participant, shall have acquired by will, or the laws of descent and distribution, the right to receive the benefits specified under this Plan. “Beneficiary” shall also include the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan on behalf of the Participant.

2.5    “Board” means the Board of Directors of the Company.

2.6    “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.7    “Change in Control” has the meaning set forth in Section 5.1 hereof.

2.8    “Code” means the Internal Revenue Code of 1986, as amended.

2.9    “Company” means Citizens Communications Company and its successors and assigns.

2.10    “Committee” means the committee designated by the Board as set forth in Section 9.1(a) of the Plan.

2.11    “Common Stock” means the common stock, par value $.25 per share, of the Company.

2.12    “Director” means any director of the Company who is not a full-time employee of the Company. For the purposes of the Plan, an individual who is both a full-time employee of the Company and a director of the Company and therefore ineligible to participate in the Plan and who ceases to be a full-time employee but remains in office as a director shall become eligible to participate in the Plan as a director as of the termination of his or her service as a full-time employee.

2.13    “Elective Fees” has the meaning set forth in Section 4.1(b) hereof.

2.14    “Effective Date” means the date of the Company’s 2006 annual stockholders’ meeting.

2.15    “ERISA” has the meaning set forth in Section 6 hereof.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.17    “Fair Market Value” means, unless another reasonable method for determining fair market value is specified by the Committee, the closing price of a share of the Common Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted.

2.18    “Family Entity,” “Family Member Transfer,” “Family Transferee” and “Family Trust” have the meanings set forth in Section 6 hereof.

2.19    “Fees” mean the sign-on fees, retainer fees, annual stipends and Board and committee meeting attendance fees, unless the context otherwise requires.

2.20    “Grant Date” means, with respect to a grant of Options or Stock Units, the date on which such Award is granted and, with respect to Stock Units that represent Fees deferred by a Director pursuant to Section 4.1(c) below, the last business day of the calendar quarter in which the underlying Fees were earned.

2.21    “Option” means an option to purchase shares of Common Stock granted to a Director pursuant to Section 3 of the Plan.

2.22    “Participant” means a current or former Director.

2.23    “Plan Year” means the fiscal year of the Company, currently the twelve-month period ended December 31.

2.24    “Predecessor Plan” has the meaning set forth in Section 10.1 hereof.

2.25    “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant and that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee.

2.26    “Rule 16b-3” shall mean such rule promulgated by the Securities and Exchange Commission under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Sections 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b).

2.27    “Service” has the meaning set forth in Section 11.4 hereof.

2.28    “Stock Unit” shall mean a credit established in a Participant’s Stock Unit Account pursuant to Section 4 of the Plan that represents the economic equivalent of one share of Common Stock.

2.29    “Stock Unit Account” shall mean the account established for each Participant to reflect the amount of Fees which such Participant has elected to defer pursuant to Section 4.2 of the Plan and/or Stock Units granted to such Participant pursuant to Section 4.1 of the Plan.

2.30    “Stock Unit Election” means a Participant’s delivery of a written notice of election to the Committee (a) electing to defer payment of his or her Fees, and (b) further electing to receive payment of his or her Stock Unit Account at the Time of Distribution in either (1) Common Stock or (2) cash. All such elections shall be irrevocable except as otherwise provided in the Plan.

2.31    “Termination” means termination of service as a Director as a result of retirement, death, disability or any other reason.

2.32    “Time of Distribution” means a date ten (10) calendar days after Termination or as soon as practicable in the event of a Participant’s death.

2.33    “Transaction” has the meaning set forth in Section 5.1(b) hereof.

2.34    “Trust Agreement” means any Trust Agreement entered into between the Company and any Trustee in connection with the Plan.

2.35    “Trustee” means any entity named as Trustee in the Trust Agreement.

3.	TERMS OF OPTIONS

3.1    Options.  Options may be granted to Directors from time to time as determined by the Board, subject to the terms of the Plan.

3.2    Option Exercise Price.  The exercise price per share of Common Stock purchasable under an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

3.3    Exercisability of Options.  Unless otherwise specified by the Company on or prior to the Grant Date, an Option granted under the Plan shall become vested and exercisable on the date that is six months following the Grant Date.

3.4    Duration of Options.  Except as provided in Section 5.2, each Option granted under the Plan will terminate ten years after its Grant Date or, if earlier, on the first anniversary of a Director’s Termination.

3.5.    Notice of Exercise.  An Option granted under the Plan may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan, by delivering in person, by facsimile or electronic transmission or through the mail notice of exercise to the Administrator, and by paying in full the total exercise price for the shares or Common Stock to be purchased in accordance with this Section 3. Such notice will specify the particular Option that is being exercised (by the date of grant and total number of shares subject to the Option) and the number of shares with respect to which the Option is being exercised.

3.6    Payment of Purchase Price.  Unless otherwise determined by the Committee, the total purchase price of the shares to be purchased upon exercise of an Option shall be paid (a) entirely in cash (including check, bank draft or money order), (b) tender of a Broker Exercise Notice, (c) tender (either constructively or by attestation) of Previously Acquired Shares, (d) any combination of the above, or (e) any other method permitted by the Committee and upon terms and conditions established by the Committee. For purposes of such payment, Previously Acquired Shares tendered will be valued at the Fair Market Value on the exercise date.

4.	STOCK UNITS

4.1    Stock Units.

(a)    Formula Grant.  Unless otherwise determined by the Board, each Director shall receive a grant of 3,500 Stock Units on the first business day of each Plan Year.

(b)    Discretionary Grants.  The Board may provide that all or a portion of Fees will be paid in the form of Stock Units. In addition, the Board may determine that Directors will have the ability to elect to receive certain Fees as a specified number of Stock Units or as a specified amount of cash (“Elective Fees”).

(c)    Deferred Fees.  Directors may elect to receive Stock Units in lieu of Fees that are not granted as (1) Elective Fees pursuant to subsection (b) above or (2) a formula grant pursuant to subsection (a) above. The number of Stock Units allocated with respect to Fees deferred pursuant to this subsection (c) shall be determined in accordance with Section 4.5 below.

4.2    Election to Defer.

(a)    A Director may elect, on an annual basis and prior to December 31 of a Plan Year, to defer receipt of all or a portion of the cash Fees payable to such Director for the next ensuing Plan Year. A Stock Unit Election shall be effective upon the delivery by a Director to the Administrator of a written Stock Unit Election to evidence his or her decision. Such Stock Unit Election shall indicate the portion of the Directors’ Fees to be deferred and credited to his or her Stock Unit Account. A Director may also elect, pursuant to such Stock Unit Election, to receive cash or Common Stock at the Time of Distribution with respect to the Stock Units underlying such election. A Participant (or his or her Beneficiary) may, in connection with the Director’s Termination, change such Stock Unit Election as to whether such distribution will be made in Common Stock or cash at the Time of Distribution.

(b)    If a person becomes a Director after the beginning of any Plan Year, he or she may elect to defer receipt of Fees for such Plan Year. Such Stock Unit Election must be made in writing and delivered to the Administrator within thirty days after the individual becomes a Director, and such Stock Unit Election shall be effective as of the date the individual became a Director.

4.3    Effectiveness of Elections.  Stock Unit Elections for each Plan Year shall be effective and irrevocable upon the delivery of a Stock Unit Election to the Administrator, except as specifically provided in this Plan.

4.4    Establishment of Stock Unit Accounts.  The Company, Administrator or the Trustee, as appropriate, shall establish a separate “Stock Unit Account” for each Participant.

4.5    Crediting Stock Unit Accounts.

(a)    The Stock Unit Account of each Director shall be credited as of each Grant Date with (1) the Fees that are denominated by the Board as a specified number of Stock Units and (2) the Fees that the Director elects to defer as Stock Units. With respect to Fees that are deferred pursuant to Section 4.1(c) above, the Participant shall be credited with a number of Stock Units determined by dividing the total cash value of such deferred Fees earned and deferred in a quarter by 85% of the Fair Market Value of the Common Stock on the Grant Date. As of the date of any payment of a stock dividend or stock split by the Company, a Participant’s Stock Unit Account will be credited with Stock Units equal to the number of shares of Common Stock (including fractional share entitlements) which are payable by the Company with respect to the number of shares (including fractional share entitlements) equal to the number of Stock Units credited to the Participant’s Stock Unit Account on the record date for such stock dividend or stock split. As of the date of any dividend in cash or property or other distribution payable to holders of Common Stock, the Participant’s Stock Unit Account shall be credited with additional Stock Units equal to the number of shares of Common Stock (including fractional share entitlements) that could have been purchased at the Fair Market Value as of such payment date with the amount which would have been received as a dividend or distribution on the number of shares (including fractional share entitlements) equal to the Stock Units credited to the Participant’s Stock Unit Account as of the record date.

(b)    On a quarterly basis, or as otherwise appropriate to match increases in Stock Units held in the Plan, the Company may, but shall not be required by the terms of the Plan to, purchase Common Stock on the open market and hold the same in the “Non-Employee Directors’ Equity Incentive Plan Account.” Also, the Company may enter into a Trust Agreement with a Trustee and may, but shall not be required by the terms of the Plan to, transfer to the Trustee either (1) the number of shares of Common Stock equal to the whole number of Stock Units in the Participants’ Stock Unit Accounts for Fees deferred by the Directors on such Grant Date, or (2) cash with instructions to purchase such number of shares of Common Stock either from the Company or in the open market, as determined by the Company. Purchases in the open market by the Trustee shall not be subject to any direct or indirect control or influence over the times when, or the prices at which, or the broker or dealer through which, the Trustee shall buy such shares.

4.6    Time and Method of Distribution.

(a)    Distribution of a Participant’s Stock Unit Account shall commence at Time of Distribution. Distribution shall be made in a lump sum either in shares of Common Stock or in cash. If a distribution is to be made in cash, it shall be in an amount equal to the Fair Market Value as of the date of Termination of all Stock Units credited to a Participant’s Stock Unit Account. The distribution shall be paid to the Participant, the Family Transferee or his or her Beneficiary, as applicable. Any Fees earned in the calendar quarter in which a Participant’s Termination occurs shall be distributed in cash, based on the cash amount of such Fees previously established by the Board. For example, if a Director elects to defer quarterly Fees in the amount of $2,000 and such Fees are not credited to his or her Stock Unit Account because the Termination occurs during such calendar quarter, such Director or his or her Beneficiary will receive a distribution of such Participant’s Stock Unit Account plus a lump sum cash payment of $2,000.

(b)    If a distribution is to be made in shares of Common Stock, the distribution shall be such number of shares of Common Stock as shall equal the whole number of Stock Units credited to such Participant’s Stock Unit Account. Any remaining fractional interest shall be paid in cash based on the Fair Market Value of the shares of Common Stock represented by such Stock Units on the date of Termination.

(c)    In the absence of an effective Stock Unit Election to take effect at the Time of Distribution that sets forth whether such distribution shall be in cash or in Common Stock, the Stock Unit Account shall be paid out in Common Stock.

5.	CHANGE IN CONTROL

5.1    A “Change in Control” shall mean and shall be deemed to have occurred as of the date of the first to occur of the following events:

(a)    when any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)    upon the consummation of any merger or other business combination involving the Company, a sale of substantially all of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction own, in the same proportion, at least 51% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of or successor to the Company’s assets; (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be.

5.2    Acceleration of Vesting; Termination. If a Change in Control of the Company occurs, then all Options will become immediately exercisable in full and will remain exercisable in accordance with their terms; provided, however, that the Company may provide that the Options shall terminate upon the consummation of such Change in Control, provided that the Company provides a minimum of thirty (30) days’ prior written notice to the Participants of such Option termination date.

6.	AWARDS NOT TRANSFERABLE; EXCEPTIONS

(a)    No Award shall be transferable or subject in any manner to alienation or anticipation other than by will or the laws of descent or distribution except pursuant to a lump-sum property settlement under a domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement

Income Security Act (“ERISA”) and the rules and regulations promulgated thereunder and except that, with the consent of the Committee acting in its sole discretion, a Participant may transfer (a “Family Member Transfer”) an Award to (i) a member of the Participant’s immediate family (which for the purposes of the Plan shall have the same meaning as defined in Rule 16a-1 promulgated under the Exchange Act); (ii) a trust (the “Family Trust”) the beneficiaries of which consist exclusively of members of the Participant’s immediate family; and (iii) a partnership, limited partnership or other limited liability entity (“Family Entity”) the members of which consist exclusively of members of the Participant’s immediate family, Family Trusts and Family Entities; provided that no consideration is paid for the transfer and that each Family Member Transferee execute an instrument agreeing to be bound by the provisions of the Plan and the restrictions as to its transferability of the Award. During the lifetime of a Participant, an Option shall be exercisable only by the Participant or his or her Family Transferee or Beneficiary. A “Family Transferee” is a transferee that is a member of the immediate family of a Participant or a Family Trust or Family Entity.

(b)    No Participant may borrow against his or her Stock Units or Options. No Stock Unit Account nor Option shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including, but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant, except with respect to a Family Member Transfer of Awards as described above. Neither a Participant’s Stock Unit Account or Option hereunder nor a Participant’s rights to benefits hereunder may be assigned to any other party by means of a judgment, decree or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of the Participant.

(c)    In the event that, notwithstanding the foregoing, any Participant’s benefits are garnished or attached by order of any court, the Committee may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by a court to the recipient as it deems proper at the close of said action.

7.	CREDITORS AND INSOLVENCY

7.1    Unfunded Status.  Any and all payments made to a Participant pursuant to the Plan shall be made from the general assets of the Company or assets available to its general creditors. Any payments made in good faith under the terms of the Plan to a Participant or his or her Beneficiary shall fully discharge the Plan, the Company, the Trustee, if any, the Administrator and the Committee from all further obligations with respect to such payments. The Company intends that the Plan shall be considered unfunded for all purposes, including tax purposes and purposes of Title I of ERISA.

7.2    Claims of the Company’s Creditors.  All assets held pursuant to the provisions of this Plan shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of a Participant or Beneficiary to any assets of the Plan or Trust shall be no greater than the rights of an unsecured creditor of the Company. No Participant shall have any claim or entitlement to any shares of Common Stock which have been purchased, acquired or held by the Plan, Company or any Trustee. Any and all such shares shall be the property of the Company and shall only represent funds or assets available to the Company which it shall have designated to match its obligations and accruals with respect to the Plan.

8.	PAYMENT OF SHARES

8.1    Delivery of Certificates for Stock.

(a)    At the Time of Distribution or as soon thereafter as practicable, subject to subsection (d) below, the Company shall deliver to a Participant who has elected to receive shares of Common Stock, or to his or her Family Transferee or Beneficiary, a certificate for the shares of Common Stock to which he or she is entitled. At the time of exercise of an Option, subject to subsection (d), the Company shall deliver to the

Participant or to his or her Family Transferee or Beneficiary, a certificate for shares of Common Stock to which he or she is entitled. Such certificates shall be registered in the name of the Participant, Family Transferee or Beneficiary.

(b)    The Company shall not be required to issue or deliver any certificates for, or make book-entry reflecting, shares of Common Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Common Stock may then be listed or quoted and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(c)    All certificates for shares of Common Stock delivered under the Plan, and book entries reflecting such shares, shall be subject to such restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws.

(d)    If the registration of ownership of Common Stock is then being maintained by the Company or its transfer agent in book-entry form, then the delivery of shares of Common Stock to the Participant, Family Transferee or Beneficiary may be evidenced by book entry.

8.2    Taxes.  The Company or the Trustee, as appropriate, shall deduct the amount of any taxes, if so required by law, from any payments made pursuant to the Plan and shall transmit the withheld amounts to the appropriate taxing authority, and provide the Participant, Family Transferee or any Beneficiary of appropriate evidence of withholding. In the case of exercise of an Option or payment in shares of Common Stock, the Participant may request the Company to accept payment of any related withholding taxes in the form of shares of Common Stock valued at Fair Market Value on the exercise date of the Option or payment in shares of Common Stock, as the case may be.

8.3    Payment to Beneficiary, Exercise of Option by Beneficiary.  Upon the death of a Participant, the Stock Unit Account of the deceased Participant shall be paid to the Beneficiary as soon as practicable following the date of death. In addition, upon the death of a Participant, the Beneficiary may exercise any Option to the extent exercisable on the date of death.

8.4    Beneficiary Designation.  Beneficiary designations shall be made in writing and delivered to the Administrator and shall comply with any applicable state law relating to testamentary dispositions and other requirements. A Participant may designate a new Beneficiary or Beneficiaries at any time by notifying the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

9.	ADMINISTRATION

9.1    Appointment of Committee.

(a)    The Board of Directors shall appoint a Committee, consisting of not less than two persons, to administer and interpret the Plan; provided that, so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, such committee will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3. Members of a Committee shall hold office at the pleasure of the Board of Directors and may be dismissed at any time with or without cause.

(b)    The Board of Directors shall also designate one or more officers or employees of the Company to administer the Plan and to have the primary administrative responsibility with respect to the Plan, in coordination with and under the direction of the Committee.

9.2    Powers of the Administrator and the Committee.

(a)    The Committee shall not, under any circumstances, have authority to select those Directors who will be eligible to participate in the Plan or to make decisions concerning the timing, pricing or amount of any benefit, Stock Unit, share of Common Stock or Option under the Plan. All such matters are determined solely by the provisions of the Plan. The Committee shall interpret or supplement the provisions of the Plan where desirable or necessary and may resolve ambiguities or omissions or adopt procedures for the administration of the Plan consistent with the purpose and provisions of the Plan and any rules adopted by the Committee. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be filed with the Committee.

(b)    Except as provided in the next paragraph, all decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c)    If the taking of any action or the making of any determination by the Committee shall jeopardize the effectiveness of any exemption of any plan of the Company from Section 16(a) and (b) of the Exchange Act, the Committee shall be deemed to be without the power to take such action or make such determination.

10.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN

10.1    Number of Shares.  Subject to the provisions of Section 10.2 (relating to adjustments upon changes in capital structure and other corporate transactions), a maximum of 2,000,000 shares of Common Stock may be issued and delivered to Participants, Family Transferees and their Beneficiaries under the Plan. If and to the extent that any Award is forfeited, or if any Option granted under the Plan terminates, expires or is cancelled or forfeited, without having been fully exercised, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Option granted under the Plan is satisfied by delivering Previously Acquired Shares to the Company, only the number of shares of Common Stock issued net of the shares of Previously Acquired Shares delivered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Any shares of Common Stock available for grant under the Amended and Restated Citizens Utilities Company Non-Employee Directors’ Deferred Fee Equity Plan (the “Predecessor Plan”) on the Effective Date not subject to outstanding awards shall become available for issuance under the Plan. (As of April 5, 2006, approximately 536,751 shares of Common Stock are expected to be available for issuance under the Predecessor Plan. Thus, the total number available for grant under the Plan is expected to be 2,536,751 million.) In addition, if and to the extent that any “plan units” outstanding on May 25, 2006 under the Predecessor Plan are forfeited, or if any option granted under the Predecessor Plan terminates, expires, or is cancelled or forfeited, without having been fully exercised, shares of Common Stock subject to such “plan units” or options cancelled shall become available for issuance under the Plan. Any share of Common Stock transferred by the Company to a Stock Unit Account or to the Trustee or delivered by the Company upon exercise of an Option hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of Awards under the Plan.

10.2    Adjustments in Event of Change in Common Stock.

Subject to the provisions of Sections 5.1 (relating to a Change in Control), in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Common Stock, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares of Common Stock that may be issued under the Plan; (b) the number of shares of Common Stock subject to Awards of a specified type or to any Participant; and/or (c) the price per share for any outstanding Options granted under the Plan.

11.	MISCELLANEOUS

11.1    Term of Plan.  The Plan shall be effective as of the Effective Date, subject to approval by the stockholders of the Company. The Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by the Board in its sole discretion or by the Committee in accordance with Section 11.4 of the Plan. The termination of the Plan shall not impact any outstanding Options or Stock Unit Accounts. Notwithstanding the foregoing, the Board may terminate the Plan and the Committee shall have the authority to terminate all deferral elections (1) in the event of a corporate dissolution taxed under Section 331 of the Code, (2) with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A) or (3) as a result of such other liquidation or similar event that constitutes a permitted termination of the Plan under Section 409A of the Code and regulations and guidance thereunder.

11.2    Participants’ Rights.  Nothing contained in this Plan shall be construed as giving any Participant the right to be retained as a Director of the Company or as limiting, in any way, any right that any party or parties may have to remove a Participant as a Director of the Company or to appoint or to elect another individual to replace a Participant as a Director of the Company. Nothing contained in this Plan shall be construed as giving any Participant the right to receive any benefit not specifically provided by the Plan. Any other provision of the Plan notwithstanding, a Participant shall not have any interest in the amounts credited to his Stock Unit Account until such Stock Unit Account is distributed in accordance with the provisions of the Plan.

11.3    Amendments; Other.  The Board may at any time modify and amend the Plan in any respect; provided, however, that stockholder approval shall be obtained prior to any such amendment becoming effective if such approval is required by law, the rules of the stock exchange on which the shares of Common Stock are then listed, or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, provided further that, no amendment, modification, termination or suspension of the Plan shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award, except that no such consent shall be required if the Board determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule, or to meet the requirements of any intended accounting treatment. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan without obtaining the consent of any Participant to the extent necessary (as determined by the Board in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant’s Award agreement with respect to an Option or Stock Unit. The Company shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

11.4    Change in Tax Law.  The Plan is intended to be treated as an unfunded deferred compensation plan under the Code and is intended to comply in form and operation with the requirements of Section 409A of the Code. It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Participants or their Beneficiaries until such time as the deferred amounts are distributed from the Plan. If, at any time, it is determined or claimed by the Internal Revenue Service (“Service”) that amounts deferred in earlier Plan Years have become currently taxable to the Participants or their Beneficiaries, the Committee may, in its discretion, terminate the Plan and distribute amounts credited to the Participants, Family Transferees or Beneficiaries. Such determination shall be based on a ruling or publicly available pronouncement from the Service, or on the position taken by the Service in audit, or a written opinion from tax counsel.

11.5    Notices.  All elections, designations, requests, notices, instructions and other communications from a Director, Participant, Beneficiary or other person to the Administrator, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Administrator and shall be mailed by registered or certified mail, postage prepaid first class mail, nationally recognized overnight courier, delivered by facsimile, personally delivered or otherwise delivered to such location as shall be specified by the Administrator.

11.6    Captions.  The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

11.7    Governing Law.  The validity and construction of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by the substantive laws of the State of Delaware.

11.8    Binding Effect.  The terms of the Plan shall be binding upon the Company and its successors and assigns.

Citizens Communications Company
Three High Ridge Park
Stamford, Connecticut 06905

2006 Annual Meeting of Stockholders
10:00 a.m., Eastern Time, May 25, 2006
Three High Ridge Park
Stamford, Connecticut 06905

ADVANCE REGISTRATION

Attendance at the meeting is limited to our stockholders, or their authorized representatives, and our guests. If you plan to attend or send a representative to the meeting, please notify us by marking the Advance Registration box on your proxy.

You may view this proxy statement and our Annual Report at the following Internet web site: www.onlineproxy.com/citizens/index.asp. An advance registration form may be submitted (for registered stockholders only) by selecting the proxy statement, the advance registration form and then clicking on the submit button once you have completed the form.